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                       SECURITIES AND EXCHANGE COMMISSION

                              Washington D.C. 20549

                                 --------------

                                    FORM 8-A

                FOR REGISTRATION OF CERTAIN CLASSES OR SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

                             Star Gas Partners, L.P.
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             (Exact name of registrant as specified in its charter)


          Delaware                                          06-1437793
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(State of Incorporation or                     (IRS Employer Identification No.)
organization)


2187 Atlantic Street, Stamford, Ct                              06902
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(Address of principal executive offices)                     (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:


Title of each class                               Name of each exchange on which
to be so registered                               each class is to be registered
-------------------                               ------------------------------

Common Units representing                         New York Stock Exchange Inc.
limited partner interest

Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
                              --------------------
                                (Title of Class)
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Item 1.  Description of Registrant's Securities to be Registered
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         The Registrant hereby incorporates by reference the description of the
Common Units representing limited partner interests appearing under the captions "DESCRIPTION OF COMMON UNITS," "CASH DISTRIBUTION POLICY," "THE PARTNERSHIP AGREEMENT" and "TAX CONSIDERATIONS" in the Prospectus included in the Registrant's Registration Statement on Form S-1, (File No. 333-40855), including any Prospectus filed in accordance with Rule 424 under the Securities Act of 1933.

Item 2.  Exhibits.
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         All exhibits required by Instruction II to Item 2 will be supplied to the New York Stock Exchange.
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                  Pursuant to the  requirements  of Section 12 of the Securities
Exchange Act of 1934, the Registrant has duly caused this Registration Statement to be signed on it behalf by the under signed, thereto duly authorized.

                                                STAR GAS PARTNERS, L.P.
                                                (Registrant)


                                                By:      Star Gas Corporation
                                                         (General Partner)

                                                         /s/ Joseph P. Cavanaugh
                                                By:      _______________________
                                                         Joseph P. Cavanaugh


Dated:   May 15, 1998